EXHIBIT 4.1


                       DECLARATION OF REGISTRATION RIGHTS

     THIS DECLARATION OF REGISTRATION RIGHTS (this "Declaration") is made effective as of March 29, 2000, between PINNACLE SYSTEMS, INC., a California corporation ("Pinnacle"), for the benefit of shareholders of Puffin Designs, Inc., a California corporation (the "Company"), acquiring shares of Pinnacle Common Stock pursuant to that Agreement and Plan of Reorganization dated as of March 24, 2000 (the "Reorganization Agreement"), among Pinnacle, Company and Mont Dragon Acquisition, Inc., a California corporation and wholly-owned subsidiary of Pinnacle ("Merger Sub"), and in consideration of such shareholders' approving the Reorganization Agreement and the transactions contemplated thereby.

                                    SECTION 1
                                   DEFINITIONS


     1.1 Certain Definitions. As used in this Agreement:

         (a) The term "Effective Time" means the time of acceptance by the California Secretary of State of the Agreement of Merger.

         (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

         (d) The term "Holder" means a (i) a shareholder of the Company to whom shares of Common Stock of Pinnacle are issued at the Effective Time pursuant to
Section 1.6(a) of the Reorganization Agreement, or (ii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to
Section 2.8 of this Declaration.

         (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         (f) The term "Registrable Securities" means for each Holder the number of shares of Pinnacle Common Stock issued to such Holder pursuant to the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them.

         (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
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         (h) The term "SEC"  means the United  States  Securities  and  Exchange
Commission or any other federal agency at the time administering the Securities Act.

     1.2 Reorganization Agreement. Capitalized terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

                                    SECTION 2
                               REGISTRATION RIGHTS

     2.1 Shelf Registration. As promptly as practicable and in any event within 30 days after the issuance of the shares of Pinnacle Common Stock on the Effective Date and pursuant to Section 1.6(a) of the Reorganization Agreement, Pinnacle shall file a registration statement on Form S-3 under the Securities Act covering the Registrable Securities. The offerings made pursuant to such registration shall not be underwritten.

     2.2 Information by Holder. The Holders whose securities are included in any registration effected pursuant to this Section 2 shall furnish in writing to Pinnacle such information regarding such persons and the distribution proposed by such persons as Pinnacle may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2. Pinnacle's obligations under this Section 2 are conditioned upon compliance by such persons with the provisions of this Section 2.2.

     2.3 Obligations of Pinnacle. In connection with any registration of Registrable Securities pursuant to this Section 2, Pinnacle shall:

         (a) Use best efforts prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the first anniversary of the Effective Date.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement.

         (c) Furnish to the participating Holders such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while Pinnacle shall be required under the provisions hereof to cause the registration statement to remain effective.

         (d) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such state; provided, however, that Pinnacle shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where Pinnacle is not so qualified.

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         (e) Notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         (f)  Cause  all  Registrable  Securities  registered  pursuant  to this
Section 2 to be listed on The Nasdaq National Market or such other exchange as Pinnacle's Common Stock is then listed or quoted.

     2.4 Suspension of Prospectus. Notwithstanding anything else in this Section 2, if, at any time during which a Prospectus is required to be delivered in connection with the sale of Registrable Securities, the Board of Directors of Pinnacle determines in good faith that a development has occurred or a condition exists as a result of which the registration statement or the Prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect Pinnacle, Pinnacle will immediately notify the Holders thereof by telephone and in writing. Upon receipt of such notification, Holders will immediately suspend all offers and sales of any Registrable Securities pursuant to the registration statement for a period not to exceed 30 days. Pinnacle may not exercise this delay right more than twice in any 12-month period. In the event of the delivery of the notice described above by Pinnacle, Pinnacle shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Pinnacle to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed.

     2.5 Expenses.

     (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 2 shall be borne by Pinnacle. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of Pinnacle's counsel and its accountants, the reasonable fees and expenses of one counsel for the Holders and all other costs and expenses of Pinnacle incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of Pinnacle's transfer agent and all other costs and expenses of complying with the provisions of this Section 2 with respect to such registration (collectively, "Registration Expenses").

     (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to Section 2, including any counsel for the participating Holders (other than counsel as provided in Section 2.5(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

     2.6 Indemnification. In the event of any offering registered pursuant to this Declaration:

         (a) To the extent permitted by law, Pinnacle will indemnify each Holder, each of their respective officers and directors, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration

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statement,  notification  or  the  like)  incident  to  any  such  registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Pinnacle of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to Pinnacle and relating to action or inaction required of Pinnacle in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any
legal  and  any  other   expenses   reasonably   incurred  in  connection   with
investigating or defending any such claim, loss, damage, liability or action, provided that Pinnacle will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Pinnacle by an instrument duly executed by such person or underwriter and stated to be specifically for use therein.

         (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Pinnacle, its legal counsel, each of its directors and officers who sign such registration statement, each underwriter, if any, of Pinnacle's securities covered by such a registration statement, each person who controls Pinnacle within the meaning of the Securities Act and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Pinnacle, such Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Pinnacle by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.6, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of

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such  Indemnified  Party  and  such  Indemnifying  Party  shall  reimburse  such
Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.6.

         (d) In order to provide for just and equitable contribution between Pinnacle and such Holders in circumstances in which the indemnification provisions of this Section 2.6 are for any reason insufficient or inadequate to hold the indemnified party harmless, Pinnacle and such Holders shall contribute to the aggregate Losses (including any investigation, legal and other fees and expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution actually received from persons other than Pinnacle and such Holders) to which Pinnacle and one or more of its directors or its officers who sign such Registration Statement or such Holders or any controlling person of any of them, or their respective officers, directors or employees may become subject, under the Securities Act, under any other statute, at common law or otherwise, insofar as such Losses or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such contributions shall be in such amounts that the portion of such Losses for which each such Holder shall be responsible under this Section 2.6(d) shall be limited to the portion of such Losses which are directly attributable to an untrue statement of a material fact or an omission to state a material fact in said Registration Statement in reliance upon, and in conformity with, written information furnished to Pinnacle by or on behalf of any such Holder specifically for use therein, and Pinnacle shall be responsible for the balance of such Losses; provided, however, that the liability of each such Holder to make such contribution shall be limited to an amount equal to the proceeds of the sale of shares of Registrable Securities by such Holder in the offering which gives rise to the liability (net of underwriting commissions and disbursements) paid or incurred in connection with the registration, if any, and sale). As among themselves, such Holders agree to contribute to amounts payable by other such Holders in such manner as shall, to the extent permitted by law, give effect to the provisions in Section 2.6(b). Pinnacle and such Holders agree that it would not be just and equitable if their respective obligations to contribute pursuant to this Section were to be determined by pro rata allocation (other than as set forth above) of the aggregate Losses by reference to the proceeds realized by such Holders in a sale pursuant to said Registration Statement or said Prospectus or by any other method of allocation which does not take account of the considerations set forth in this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution under this Section from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of Pinnacle and each Holder under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

     2.7 Sale without Registration. The Holder of a certificate representing Registrable Securities required to bear the legend in substantially the form set forth in Section 1.8(g) of the Reorganization Agreement (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.7. Prior to any proposed transfer of any Registrable Securities which shall not be registered under the Securities Act, the holder thereof shall give written notice to Pinnacle of such holder's intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 (as in effect at the date hereof and as amended from time to time thereafter) or to any constituent partner of any of the New Pinnacle Shareholders, at the expense of the Holder or transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to Pinnacle, to the effect that such transfer may be made without registration under the Securities

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Act;  provided that nothing contained in this Section 2.7 shall relieve Pinnacle from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 2.

     2.8 Transfer of Registration Rights. The rights to cause Pinnacle to register securities granted by Pinnacle under this Declaration may be assigned by any of the New Pinnacle Shareholders only if: (i) Pinnacle is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Pinnacle by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (ii) such assignment includes all of the Registrable Securities originally issued to the transferee, or such lesser amount if not less than 10,000 shares of Registrable Securities; provided, however, that such 10,000 share limitation shall not apply to transfers by a Holder to shareholders, partners, retired partners of the Holder (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by right, will, or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration.

                                    SECTION 3
                                  MISCELLANEOUS

     3.1 Governing Law. This Declaration shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

     3.2 Third Party Beneficiaries. It is intended that the shareholders of the Company shall be third party beneficiaries to this Declaration.

     3.3 Successors and Assigns. This Declaration shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     3.4 Amendment of Registration Rights. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Pinnacle, amend the registration rights granted hereunder.

     3.5 Notices and Dates. All notices or other communications required or permitted under this Declaration shall be made in the manner provided in Section
9.3 of the Reorganization Agreement. In the event that any date provided for in this Declaration falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

     3.6 Severability. If any provision of this Declaration or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Declaration shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective authorized officers as of the date aforesaid.




"PINNACLE"                                  PINNACLE SYSTEMS, INC.,
                                            a California corporation

                                            By: /s/ ARTHUR D. CHADWICK
                                                --------------------------------
                                                Arthur D. Chadwick
                                                Vice President, Finance and
                                                Chief Finance Officer

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